As filed with the Securities and Exchange Commission on June 9, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 TERADYNE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Massachusetts                             04-2272148
      (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
       Incorporation or Organization)

                               321 Harrison Avenue
                           Boston, Massachusetts 02118
                    (Address of Principal Executive Offices)
                    ----------------------------------------

                Teradyne, Inc. 1996 Employee Stock Purchase Plan
                 Teradyne, Inc. 1997 Employee Stock Option Plan
                            (Full Title of the Plan)
                -------------------------------------------------

                              Jeffrey R. Hotchkiss
                   Vice President and Chief Financial Officer
                                 Teradyne, Inc.
                               321 Harrison Avenue
                           Boston, Massachusetts 02118
                     (Name and Address of Agent For Service)

                                  617-482-2700
            (Telephone Number, Including Area Code, of Agent For Service)
                              --------------------
                                   Copies to:
          Donald G. Leka, Esq.                  William B. Asher, Jr., Esq.
          Teradyne, Inc.                        Testa, Hurwitz & Thibeault, LLP
          321 Harrison Avenue                   High Street Tower
          oston, Massachusetts 02118            125 High Street
                                                Boston, Massachusetts 02110



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



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                         CALCULATION OF REGISTRATION FEE

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



                                                    Proposed Maximum        Proposed Maximum
Title of Securities       Amount to be               Offering Price             Aggregate            Amount of
 to be Registered          Registered                  Per Share             Offering Price       Registration Fee
 ----------------       -----------------          -----------------       -----------------      -----------------

Teradyne, Inc. 1996 Employee Stock Purchase Plan

Teradyne Common Stock,   2,000,000 shares               $28.59 (1)          $ 57,187,500.00          $16,870.00
$.125 par value


Teradyne, Inc. 1997 Employee Stock Option Plan

Teradyne Common Stock,   6,000,000 shares               $28.59 (1)          $171,562,500.00          $50,611.00
$.125 par value



      (1) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $28.59 per share, which is the average of the high and low prices reported on the New York Stock Exchange on June 8, 1998, is set forth solely for purposes of calculating the filing fee.

      This Registration Statement registers additional securities of the same class as other securities for which Registration Statements on Form S-8 (No. 333-07177) relating to Teradyne, Inc.'s 1996 Employee Stock Purchase Plan and Form S-8 (No. 333-26045) relating to Teradyne, Inc.'s 1997 Employee Stock Option Plan have been filed. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates (File No. 1-6462):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1997.

         (b) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on April 10, 1979.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

Exhibit No. Description of Exhibit
----------- ----------------------

5.1         Opinion of Testa, Hurwitz & Thibeault, LLP

23.1        Consent of Coopers & Lybrand L.L.P.

23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 9th day of June, 1998.

                                 TERADYNE, INC.


                                 By: /s/ Jeffrey R. Hotchkiss
                                     ------------------------
                                     Jeffrey R. Hotchkiss
                                     Vice President and Chief Financial Officer


                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Teradyne, Inc., hereby severally constitute and appoint Alexander V. d'Arbeloff, Jeffrey R. Hotchkiss and Richard J. Testa, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Teradyne, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                               Title(s)                                      Date
      ----------                              ---------                                     -----

/s/ Alexander V. d'Arbeloff                   Chairman of the Board                         June 9, 1998
---------------------------
Alexander V. d'Arbeloff


/s/ George W. Chamillard                      President, Chief Executive Officer,           June 9, 1998
------------------------                      and Member of the Board
George W. Chamillard                          (Principal Executive Officer)


/s/ Jeffrey R. Hotchkiss                      Vice President and Chief Financial            June 9, 1998
------------------------                      Officer
Jeffrey R. Hotchkiss                          (Principal Financial Officer)


/s/ Donald J. Hamman                          Controller                                    June 9, 1998
--------------------                          (Principal Accounting Officer)
Donald J. Hamman


/s/ James W. Bagley                           Director                                      June 9, 1998
--------------------
James W. Bagley


/s/ Albert Carnesale                          Director                                      June 9, 1998
--------------------
Albert Carnesale


/s/ Daniel S. Gregory                         Director                                      June 9, 1998
---------------------
Daniel S. Gregory


/s/ Dwight H. Hibbard                         Director                                      June 9, 1998
---------------------
Dwight H. Hibbard


/s/ John P. Mulroney                          Director                                      June 9, 1998
--------------------
John P. Mulroney


/s/ Vincent M. O'Reilly                       Director                                      June 9, 1998
-----------------------
Vincent M. O'Reilly


/s/ James A. Prestridge                       Director                                      June 9, 1998
-----------------------
James A. Prestridge


/s/ Owen W. Robbins                           Director                                      June 9, 1998
-------------------
Owen W. Robbins


/s/ Richard J. Testa                          Director                                      June 9, 1998
--------------------
Richard J. Testa


/s/ Patricia S. Wolpert                       Director                                      June 9, 1998
-----------------------
Patricia S. Wolpert

                                  EXHIBIT INDEX


Exhibit No. Description of Exhibit
----------- -----------------------

5.1         Opinion of Testa, Hurwitz & Thibeault, LLP

23.1        Consent of Coopers & Lybrand L.L.P.

23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)